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                                                                    EXHIBIT 23.9

                          MERRILL LYNCH INTERNATIONAL
                                ROPEMAKER PLACE
                              25 ROPEMAKER STREET
                            LONDON EC2Y 9LY ENGLAND

    We hereby consent to the inclusion in the Registration Statement of WPP Group plc ("WPP") on Form F-4 and in the Proxy Statement/Prospectus of WPP and Young & Rubicam Inc., which is part of the Registration Statement, of our opinion dated May 11, 2000 appearing as Appendix E to such Proxy Statement/Prospectus, and to the references thereto and to our name in such Proxy Statement/ Prospectus under the captions "Summary--Opinions of WPP's Financial Advisors," "The Merger--Background of the Merger" and "The Merger--Opinions of WPP's Financial Advisors--Opinion of Merrill Lynch International." In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

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                                                       MERRILL LYNCH INTERNATIONAL

                                                       By:  /s/ PHILIP YATES
                                                            -----------------------------------------
                                                            Name: Philip Yates
                                                            Title:  Managing Director
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London, England
June 29, 2000